EXHIBIT 99.1

Superconductor Technologies and Hunchun BaoLi Communications Announce the Official Registration of the Planned Joint Venture

SANTA BARBARA, Calif., Dec. 17, 2007 (PRIME NEWSWIRE) -- Superconductor Technologies Inc. (STI) (Nasdaq:SCON) and Hunchun BaoLi Communications Co. Ltd. (BAOLI) announced today that the official registration of the joint venture named BaoLi Superconductor Technology Co Ltd (BST) has been completed.

Consistent with previous announcements, BAOLI owns 55 percent of BST with STI owning the remaining 45 percent. The registered capital of BST is $25.5 million, with STI contributing technology licenses and manufacturing knowledge and BAOLI contributing real estate, manufacturing equipment, and cash. The board of directors of BST also appointed QiangHua Shao as president of BST.

QiangHua Shao has held key management roles in the information communication technology field of manufacturing and channel distribution for more than 30 years. From 2002 until 2006, he served as Chairman of Linkwave Communication, a high-tech company developing core technologies in mobile communications for indoor mobile multi-networks aggregating communication systems that he founded. In 2006, Linkwave Communication merged with BaoLi Group to become BaoLi Linkwave Communication. Shao was appointed president of BaoLi Group in 2007. Prior to establishing Linkwave Communication, Shao established a company named Jia Jun Yuan focused on manufacturing networking equipment for major customers including Huawei, ZTE, Founders and Zijin. In 2002, Jia Jun Yuan was purchased by Van Shung Chong Group Co., Ltd., a public company listed on the Hong Kong Stock Exchange Exchange. Shao has an advanced degree in Chemical Science.

About Hunchun BaoLi Communication Co. Ltd. (BAOLI)

Hunchun BaoLi Communication Co. Ltd. (BAOLI) is a wholly owned subsidiary of the BaoLi Group. BAOLI has finished its first stage investment of US$26.4 million (out of a total expected investment of approximately US$130 million) to establish a 10 million square foot manufacturing complex in the Commercial Cooperation Zone, Hunchun City. BAOLI manufactures push-to-talk (PTT) handsets and the associated battery technology for the China market. Two other BaoLi Group subsidiaries are focused on wireless solutions as well: VASPOLY Technology develops and markets PTT applications that can be customized to meet specific end-user requirements. Linkwave Communications provides innovative in-building wireless aggregation and distribution systems. Linkwave has been selected to provide the wireless communications systems for Olympic Stadium at the 2008 Olympics in Beijing. Linkwave also provides the wireless coverage solution for the Formula 1 race track in Shanghai China. The BaoLi Group operates a wide range of business entities including real estate development, financial services, and wireless communications in both the network infrastructure and handset areas. The BaoLi Group has facilities in the Hong Kong, Shenzhen, and Jilin province.

For information about BAOLI, please visit http://www.poly.cc.

About Superconductor Technologies Inc. (STI)

STI, headquartered in Santa Barbara, CA, is a leading provider of high performance infrastructure products for wireless voice and data applications. STI's SuperLink(r) solution increases capacity utilization, lowers dropped and blocked calls, extends coverage, and enables faster wireless data rates. Its AmpLink(tm) solution enhances the performance of wireless base stations by improving receiver sensitivity and geographic coverage.

For information about STI, please visit http://www.suptech.com.

Contact

For further information please contact Investor Relations, invest@suptech.com, Moriah Shilton or Cathy Mattison, both of Lippert / Heilshorn & Associates, +1-415-433-3777, for Superconductor Technologies Inc.

The Superconductor Technologies Inc. logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3963

Safe Harbor Statement

The press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, STI's views on future fundraising plans, profitability, revenues, market growth, capital requirements and new product introductions and any other statements identified by phrases such as "thinks," "anticipates," "believes," "estimates," "expects," "intends," "plans," "goals" or similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements. Other factors and uncertainties include: fluctuations in product demand from quarter to quarter which can be significant; the need for additional capital depending on unpredictable cash flow; STI's ability to diversify its concentrated customer base; the impact of competitive filter products technologies and pricing; unanticipated decreases in the capital spending of wireless network operators; and manufacturing capacity constraints and difficulties. Forward-looking statements can be affected by many other factors, including, those described in the Business and the MD&A sections of its Annual Report on Form 10-K for 2006. These documents are available online at STI's website, www.suptech.com, or through the SEC's website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.

CONTACT:  For Superconductor Technologies Inc.
          Lippert/Heilshorn & Associates
          Investor Relations
          Moriah Shilton
          Cathy Mattison
          +1-415-433-3777
          invest@suptech.com